FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease is made and entered into this 20 day of December, 2021, by and between Carson Portwall Management, LLC ("Landlord") and Englobal U.S., Inc., successor-by-merger to Englobal Systems, Inc. ("Tenant").

RECITALS

A. Landlord and Tenant entered into a Standard Commercial Lease dated November 12, 2008, which was amended by the First Amendment to Lease dated December 10, 2008, which was amended by the Second Amendment to Lease dated September 7, 2015, which was amended by the Third Amendment to Lease dated April 30, 2019 (collectively hereinafter referred to as the "Lease").

B. Landlord and Tenant wish to amend the Lease as hereinafter set forth.

NOW, THEREFORE, the parties mutually agree to amend the Lease as follows:

1. Incorporation of Recitals: The above recitals are incorporated herein and made a part of this Fourth Amendment to Lease.

2. Lease Term: The Lease Term is hereby extended by thirty-six (36) months. The new Termination Date is June 30, 2025.

3. Base Rent for the Leased Premises: Effective July 1, 2022, the Base Rent for the Leased Premises shall be as follows:

July 1, 2022 – June 30, 2023	$38,335 per month
July 1, 2023 – June 30, 2024	$39,295 per month
July 1, 2024 – June 30, 2025	$40,280 per month

4. Tenant Improvements: Landlord, at their sole cost and expense, shall complete the following Tenant Improvements as soon as reasonably possible:
   i. Replace (97) existing fluorescent warehouse light fixtures with new LED light fixtures
   ii. Submeter domestic water service to 225 Portwall

5. Brokerage Fee: Landlord and Tenant each represents and warrants that no brokerage commission, finder's fee or other compensation is due or payable with respect to this Fourth Amendment other than a fee payable to NKGF payable by Landlord. Landlord and Tenant each hereby agree to indemnify, defend, and hold the other harmless from and against any losses, damages, costs and expenses (including, but

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not limited to, attorney's fees and costs) incurred by such party by reason of any breach or inaccuracy of the representations and warranties contained in this Section 5.

6. Renewal Option: Tenant has one (1) remaining option to extend the term of this Lease pursuant to Section 6 of the Third Amendment to Lease.

7. Amendment Controlling: Landlord and Tenant hereby acknowledge and reaffirm all their respective rights, duties and obligations under the Lease including this Amendment. In the event of any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern. Except as otherwise expressly provided herein, all defined terms shall have the meanings ascribed to them in the Lease.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Lease to be executed as of the day hereinabove written.

LANDLORD

CARSON PORTWALL MANAGEMENT, LLC,
a Delaware limited liability company

By: Carson Estate Trust,
A Maryland Real Estate Investment Trust,
its managing member

By: ____________________

Name: ____________________

Title: ____________________

By: ____________________

Name: ____________________

Title: ____________________

TENANT

ENGLOBAL U.S., INC.,
successor-by-merger to
ENGLOBAL SYSTEMS, INC.

By: [signature]

Name: Roger Westerlind

Title: Pres IWT

Guarantor hereby joins in this Amendment to acknowledge execution of this Amendment by Landlord and Tenant and to confirm that the Guaranty of Lease attached as Exhibit "E" to the Lease remains in full force and effect.

ENGLOBAL CORPORATION, INC.

By: [signature]
Mark Hess, Chief Executive Officer